EXHIBIT 99.1

[LOGO]GLENAYRE                                CORPORATE HEADQUARTERS
                                              5935 Carnegie Boulevard
                                              Charlotte, NC 28209 USA
                                              tel 704 553 0038
                                              www.glenayre.com


NEWS RELEASE
                                    Contact:  Janet Cavalier, Investor Relations
                                              704 553 0038



              GLENAYRE TECHNOLOGIES ANNOUNCES RESTRUCTURING IMPACT

      FORECASTED 2000 OPERATING COSTS REDUCED BY APPROXIMATELY $20 MILLION

CHARLOTTE, N.C., Sept. 15, 1999 --Glenayre Technologies Inc. (Nasdaq: GEMS) today released further details on the company's restructuring, part of President and Chief Executive Officer Eric Doggett's previously announced corporate strategic and organizational restructuring plan. Reflecting the efficiencies of its recently announced organizational structure and manufacturing consolidation plan, the company announced today that it will eliminate approximately 20% or a net of about 330 positions worldwide over the next two quarters. The restructuring will result in an approximate $11 million to $13 million charge to earnings during the third quarter of 1999.

The reduction impacts all functional areas within the company, but the majority of the positions to be eliminated, about 200, are associated with Glenayre's Vancouver manufacturing operations. Retaining over 360 of its 650 employees, the company's Vancouver location will maintain a strategically important research and development team, along with certain customer service, product management, marketing, project management and support functions. The Vancouver manufacturing function will be consolidated into Glenayre's Illinois manufacturing operations in Quincy as announced earlier this month. The Quincy location will add 60 to 100 manufacturing positions depending on the transferred load. The majority of the remaining reductions are related to selling, general and administrative functions.

Commenting on the changes, Doggett stated, "After exhaustive analysis and many difficult decisions, we've determined that consolidation and focus is the most appropriate path for a sustainable business foundation. These changes should allow us to reduce our projected 2000 operating costs by approximately $20 million on an annualized basis.

Doggett continued, "Over the last 3 months we have re-evaluated our markets, products and business fundamentals. As reported with our second quarter results, we took the bold actions required to reinvigorate investor confidence in our balance sheet. The announcements over the last week reflect similarly bold actions to align our corporate organizational and cost structures with the business model of the new Glenayre. As I outlined earlier this quarter, the next step of our corporate reinvention plan includes the repositioning of our company. This will continue to unfold over the next quarter as Glenayre's tradition of Communication Innovations(TM) focuses on delivering network operators and consumers Solutions for an @ctive World(TM). Our customers and shareholders should expect nothing short of bold actions."



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A media teleconference regarding Glenayre's restructuring announcement will be held Wednesday, September 15, 1999, at 4:30 p.m. ET. To listen to the call, dial
(913) 981-5508. Replay of the call will be available by dialing (719) 457-0820 and providing code 780582.

For over 30 years, Glenayre Technologies Inc. has been developing and providing leading edge personal telecommunication systems, including products for paging and cellular networks. Additional information about Glenayre is available on the company's Web site at: http://www.glenayre.com.

THIS NEWS RELEASE CONTAINS STATEMENTS THAT MAY BE FORWARD LOOKING WITHIN THE MEANING OF APPLICABLE SECURITIES LAWS. THE STATEMENTS MAY INCLUDE PROJECTIONS REGARDING FUTURE EARNINGS RESULTS, AND ARE BASED UPON THE COMPANY'S CURRENT EXPECTATIONS AND ASSUMPTIONS, WHICH ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER ARE DISCUSSED IN THE COMPANY'S MOST RECENTLY FILED FORM 10-Q. THESE FACTORS MAY INCLUDE:
POTENTIAL MARKET CHANGES RESULTING FROM RAPID TECHNOLOGICAL ADVANCES; ACCEPTANCE OF TWO-WAY PAGING PRODUCTS; COMPETITION; VARIABILITY OF QUARTERLY RESULTS; VOLATILITY OF THE COMPANY'S STOCK PRICE; LIMITS ON PROTECTION OF PROPRIETARY TECHNOLOGIES; POTENTIAL CHANGES IN GOVERNMENT REGULATION; FINANCING CUSTOMER PURCHASES FOR DEVELOPMENT OF THE TWO-WAY COMMUNICATIONS MARKET; AND INTERNATIONAL BUSINESS RISKS.





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Communications Innovations and Solutions for an @ctive World are trademarks of
Glenayre



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